Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rosehill Resources Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 29, 2019, relating to the consolidated financial statements of Rosehill Resources Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Houston, Texas

May 14, 2019